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                                                                  Exhibit 4.(a)

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectuses, and to the use of our report dated January 30, 1998 accompanying the financial statements of The Penn Mutual Life Insurance Company for the year ended December 31, 1997, and to the use of our reports dated March 30, 1998 accompanying the financial statements of Penn Mutual Variable Life Account I - Cornerstone VUL and Penn Mutual Variable Life Account I - Cornerstone VUL II/Variable Estate Max for the year ended December 31, 1997 in the Post-Effective Amendment Number 7 to Registration Statement Number 33-54662 on Form S-6 and the related Prospectuses of Penn Mutual Variable Life Account I - Cornerstone VUL and Penn Mutual Variable Life Account I - Cornerstone VUL II.


                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 20, 1998